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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MOSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3301 Olcott Street
Santa Clara, CA 95054

Dear Stockholder:

        You are cordially invited to attend the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc. (the "Company") to be held May 26, 2015, at 9:30 a.m., at our corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054.

        The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement.

        It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

First mailed to stockholders
on or about April 28, 2015

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

 MOSYS, INC.
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoSys, Inc.:

        NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the "Annual Meeting") of MoSys, Inc., a Delaware corporation (the "Company"), will be held May 26, 2015, at 9:30 a.m., at the Company's corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054, for the following purposes:

          1.     To elect five members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Leonard Perham, Tommy Eng, Chi-Ping Hsu, Stephen L. Domenik and Victor K. Lee;

          2.     To ratify the Audit Committee's appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

          3.     To approve the amendment and restatement of the 2010 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan by 2,000,000 shares; and

          4.     To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 16, 2015 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection at our principal office.

        You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have submitted your proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

Santa Clara, California
April 22, 2015

MOSYS, INC.
3301 Olcott Street
Santa Clara, California 95054

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of MoSys, Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2015 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our corporate headquarters located at 3301 Olcott Street, Santa Clara, California 95054 on May 26, 2015, at 9:30 a.m., and any adjournments of the Annual Meeting. Unless the context otherwise requires, the "Company," "MoSys," "we," "us" and similar terms refer to MoSys, Inc.

        If you need directions to the location of the Annual Meeting in order to attend and vote in person, please contact us at (408) 418-7500.

        This Proxy Statement and the accompanying proxy card are being mailed on or about April 28, 2015 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

        Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to our transfer agent or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by our transfer agent tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast in person at the Annual Meeting.

        Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting on a proposal, including brokers holding customers' shares of record, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

        The voting requirements for the proposals that we will consider at the Annual Meeting are:

  •
  Proposal 1—Election of Directors.  Directors are elected by a plurality, and the five directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted "FOR" the election of the nominees listed in the Notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

  •
  Proposal 2—Ratification of Appointment of Burr Pilger Mayer, Inc. as Independent Registered Public Accounting Firm.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

  •
  Proposal 3—Increase the number of shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan.  An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of this proposal.

        Abstentions and Broker Non-Votes.    Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law, an abstaining vote and a broker "non- vote" are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in "street name") but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under listing rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, only Proposal No. 2 (the ratification of appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the 2015 audit) is a routine matter under these rules. Brokers that do not receive instructions from the beneficial owners of the shares are entitled to vote only on Proposal No. 2.

        Broker non-votes are considered present but not entitled to vote. They will not affect the outcome of the vote on any of the proposals at the Annual Meeting because broker non-votes are excluded from the tabulation of votes cast on each proposal. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote "against" the ratification of the appointment by the Audit Committee of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the 2015 audit under Proposal No. 2, and the approval to increase the number of shares of common stock reserved for issuance under the 2010 Employee Stock Purchase Plan under Proposal 3, because a vote in favor of these proposals from a majority of the shares present in person or by proxy and entitled to vote is needed for approval.

        Special Note Regarding Shares Held in Broker Accounts.    If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1 and 3. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will, as in prior years, have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2), and your shares may still be counted for purposes of determining if a quorum is present.

        All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Leonard Perham, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management's recommendations on Proposals Nos. 1, 2 and 3, which are described in detail elsewhere in this Proxy Statement, except with respect to broker non-votes. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxyholders in their discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

        Only holders of our common stock at the close of business on April 16, 2015, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 64,650,098 shares of common stock outstanding, each with one vote per share.

        The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this Proxy Statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $3,000 plus reasonable out-of-pocket expenses. We may also decide to engage the services of a private proxy solicitor and incur fees of up to approximately $10,000. Copies of our 2014 Annual Report on Form 10-K filed with the SEC on March 13, 2015 are being mailed to stockholders with this Proxy Statement and these documents can also be viewed on the investors section of our website, www.mosys.com. Additional copies of our 2014 Annual Report on Form 10-K, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@mosys.com or by written request addressed to: MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054, Attention: Investor Relations.

REVOCABILITY OF PROXIES

        You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to our Secretary, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054, Attention: Secretary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2015

        This Proxy Statement, the proxy card and our 2014 Annual Report on Form 10-K are available at www.mosysinc.com/proxy/proxymaterials.html.

 BOARD OF DIRECTORS

Directors

        Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of five directors. Each director is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

        The names of our directors, including five nominees to be elected at the Annual Meeting, and certain information about each of them, are set forth below.

Name	Age	Position(s) with the Company
Leonard Perham	71	Chief Executive Officer, President and Director
Tommy Eng(1)(3)	57	Director
Chi-Ping Hsu(2)(3)	60	Director
Stephen L. Domenik(1)(2)	63	Director
Victor K. Lee(1)	58	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Technology Strategy Committee

        The principal occupations and positions for at least the past five years of our directors are described below. There are no family relationships among any of our directors or executive officers.

        Len Perham.    Mr. Perham was appointed to be our chief executive officer and president and a member of our board of directors in November 2007. Mr. Perham was one of the original investors in MoSys and initially served on our board of directors from 1991 to 1997. In 2000, Mr. Perham retired from Integrated Device Technology, Inc., where he served as chief executive officer from 1991 to 2000 and as president and a board member from 1986. From March 2000 to February 2012, Mr. Perham served as a member of the board of directors of NetLogic Microsystems, Inc., a fabless semiconductor company, including as chairman for a portion of that time. Mr. Perham also has been a private investor holding officer and director positions with various private companies. Mr. Perham holds a B.S. in electrical engineering from Northeastern University. We believe that Mr. Perham's qualifications to serve as a director include his tenure as our chief executive officer and as a member of the board of directors, during which time he has gained a unique and extensive understanding of our company, our business and our long term strategy, as well as his experience in the semiconductor industry generally.

        Tommy Eng.    Mr. Eng was appointed to our board of directors in August 2004. Mr. Eng is a founding partner of EXA Ventures, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and the incubation of early stage technology companies. Mr. Eng has been an investor holding officer and director positions with various private companies. Prior to founding EXA Ventures, Mr. Eng was an entrepreneur and executive in the semiconductor, software and communication industries. Mr. Eng held various executive and engineering positions at Tera Systems, Mentor Graphics, Silicon Compiler Systems, and Bell Labs. Mr. Eng holds a B.S. in electrical engineering from Polytechnic University in New York and a M.S. in electrical engineering from the University of California at Berkeley. We believe that Mr. Eng's qualifications to serve on the board of directors include his extensive business experience, including senior management positions at several different companies in the semiconductor industry. He brings strategic and technical insight to the board of directors.

        Chi-Ping Hsu.    Dr. Hsu was appointed to our board of directors in August 2004. Since April 2003, Dr. Hsu has held executive positions at Cadence Design Systems, an electronic design automation software and engineering services company, most recently as senior vice president, chief strategy officer of EDA. From November 2001 to April 2003, Dr. Hsu was president and chief operating officer of Get2Chip, a supplier of high-performance system-on-chip synthesis, which was acquired by Cadence. A graduate of the Taiwan National University with a B.S. in electrical engineering, Dr. Hsu also holds a Ph.D. in electrical engineering and computer science from the University of California at Berkeley. We believe that Dr. Hsu's qualifications to serve on the board of directors include his extensive business experience having held senior management positions at several different companies in the semiconductor and electronic design automation software industries. He brings strategic and operational insight to the board of directors.

        Stephen L. Domenik.    Mr. Domenik was appointed to our board of directors in June 2012. Since 1995, Mr. Domenik has been a general partner with Sevin Rosen Funds, a venture capital firm. Since August 2010, Mr. Domenik has served on the board of directors of Pixelworks, Inc. Since January 2014, Mr. Domenik has served on the board of directors of Meru Networks, Inc., and is the current chairman. Since December 2013, Mr. Domenik has served on the board of directors of Emcore Corporation. He also served on the board of PLX Technology, Inc. prior to its acquisition by Avago and on the board of directors of NetLogic Microsystems, Inc. from January 2001 until it was acquired by Broadcom Corporation in February 2012. Mr. Domenik holds a B.S. in Physics and a M.S.E.E. from the University of California at Berkeley. We believe that Mr. Domenik's qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor and software industries and having served on the boards of directors of multiple public semiconductor companies. In addition, he has considerable relevant experience in corporate investments and the strategic development of high-technology companies.

        Victor K. Lee.    Mr. Lee was appointed to our board of directors in June 2012. Mr. Lee is currently a consultant in the semiconductor industry. Since September 2006, Mr. Lee has served on the board of directors of Monolithic Power Systems, Inc., and is the current chairman of the audit committee. Mr. Lee served as chief financial officer of Ambarella, Inc., a fabless semiconductor company from August 2007 to March 2011. From December 2002 through June 2007, Mr. Lee served as chief financial officer and secretary of Leadis Technology, Inc., a fabless semiconductor company. Prior to 2002, Mr. Lee held various financial positions at SINA Corporation, VLSI Technology, Inc. and Advanced Micro Devices, Inc. Mr. Lee holds a B.S. in Industrial Engineering and Operations Research and a M.B.A. from the University of California at Berkeley. We believe that Mr. Lee's qualifications to serve on the board of directors include his extensive business experience, having held senior financial management positions at several companies in the semiconductor industry and having served on the board of directors of a public semiconductor company. Mr. Lee is also capable of providing our board of directors with valuable insight into financial management and disclosure issues relevant to our business.

CORPORATE GOVERNANCE

Director Independence

        Our board of directors has determined that each of the current directors, with the exception of Mr. Perham, is "independent," as defined by the listing rules of the NASDAQ Stock Market, or NASDAQ, and the rules and regulations of the Securities and Exchange Commission, or SEC. Our board of directors has standing Audit and Compensation Committees, each of which is comprised solely of independent directors in accordance with the NASDAQ listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

        Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the Chairman of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

        Messrs. Lee, Eng and Domenik are the members of the Audit Committee. All are independent as determined in accordance with Rule 5605(a)(2) of the NASDAQ listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Lee serves as chairman and has been designated by the board of directors as the "audit committee financial expert," as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act. That status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. Lee for review and approval of non-audit services proposed to be provided by our independent auditors.

Compensation Committee

        Messrs. Domenik and Hsu are the members of the Compensation Committee, with Mr. Domenik serving as the chairman.

        The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity incentive and stock purchase plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.mosys.com.

Technology Strategy Committee

        Our board of directors established the Technology Strategy Committee in August 2004 to oversee the development, planning and implementation of our long- term intellectual property strategy. Messrs. Eng and Hsu are the current members of the Technology Strategy Committee. Mr. Eng is chairman of this committee. This committee does not meet regularly but its members confer with management informally from time to time.

Nominations Process

        We do not have a nominating committee. Instead of having such a committee, our board of directors historically has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection for each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

        When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee's independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

        Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. When submitting candidates for nomination to be elected at our annual meeting of stockholders, stockholders must also follow the notice procedures and provide the information required by our bylaws. To consider a candidate recommended by a stockholder for nomination at the 2016 Annual Meeting of Stockholders, the recommendation must be delivered or mailed to and received by our Secretary within the time periods discussed elsewhere in this proxy statement under the heading "Stockholder Proposals for 2016 Annual Meeting." The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

  •
  The stockholder's name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

  •
  The stockholder's reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

  •
  The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

  •
  A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

  •
  Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee's age, business experience for the past five years and any other directorships held by the nominee.

        The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Board Leadership Structure

        Our bylaws provide the board of directors with flexibility to combine or separate the positions of chairman of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chairman or lead independent director. From time to time, each of the independent directors works with Mr. Perham to perform a variety of functions related to our corporate governance, including coordinating board of directors activities, setting the agenda for meetings (in consultation with Mr. Perham, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

        The board of directors is actively involved in the oversight of risks, including strategic, credit, liquidity, operational and other risks, which could affect our business. The board of directors does not have a standing risk management committee, but administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The Technology Strategy Committee advises management on risks associated with the development, planning and implementation of our long-term intellectual property strategy and new product initiatives, as well as important intellectual property transactions. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management's monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also through periodic and other written and oral communications.

Stockholder Communications with the Board

        Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o MoSys, Inc., 3301 Olcott Street, Santa Clara, California 95054. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

        We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. Mr. Perham, who is also our president and chief executive officer, attended the 2014 Annual Meeting of Stockholders.

Meetings of the Board and Committees

        During 2014, there were five meetings of the board of directors, four meetings of the Audit Committee and two meetings of the Compensation Committee. Each director attended 100% of the total number of meetings of the board of directors. The Audit Committee members attended 100% of the Audit Committee meetings. The Compensation Committee members attended 100% of the meetings held in 2014. The board of directors and the Compensation Committee also acted at times by unanimous written consent, as authorized by our bylaws and the Delaware General Corporation Law. The Technology Strategy Committee held no formal meetings during 2014.

Compensation Committee Interlocks and Insider Participation

        During 2014, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Domenik and Hsu, the Compensation Committee members, were not officers or employees of ours during 2014 or at any other time.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2014 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2014.

Code of Ethics

        We have adopted a code of ethics that applies to all employees. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

        The code of ethics is available on our website, www.mosys.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our Chief Executive Officer or Chief Financial Officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

DIRECTOR COMPENSATION

        The following table summarizes the compensation we paid to our non-employee directors in 2014:

Name	Option Awards ($)(1)(2)	Total ($)
Tommy Eng	26,320	26,320
Chi-Ping Hsu	26,320	26,320
Stephen L. Domenik	52,640	52,640
Victor K. Lee	52,640	52,640

(1)
Option award amounts reflect the aggregate grant date fair value with respect to stock options granted to the non-employee directors, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option awards are set forth in the notes to the audited consolidated financial statements included in our 2014 Annual Report on Form 10-K. These amounts do not reflect actual compensation earned or to be earned by our non-employee directors. Option award amounts consist of: options granted to Mr. Eng and Dr. Hsu on July 18, 2014 to purchase 20,000 shares each, with a grant date fair value of $26,320 for each option; and options granted to Mr. Domenik and Mr. Lee on July 18, 2014, to purchase 40,000 shares each, with a grant date fair value of $52,640 each.

(2)
As of December 31, 2014, our non-employee directors held outstanding options to purchase the following number of shares of our common stock: Tommy Eng, 140,000; Chi-Ping Hsu, 140,000; Stephen L. Domenik, 220,000 and Victor K. Lee, 240,000.

        Our Amended and Restated 2010 Equity Incentive Plan (the "Equity Plan") permits the board of directors to establish by resolution the number of shares, up to a maximum of 40,000 each year for each non-employee director, to be covered by annual option grants or other awards for each year of service on our board. The awards are to be granted at the first regular meeting of the board of directors following the date of each annual meeting of stockholders and vest in full on the first anniversary of the grant date, subject to continuous service during the period. The Equity Plan also provides that each non-employee director shall be granted an award to acquire up to 120,000 shares upon his or her initial appointment or election to our board of directors, vesting over a four-year period at the rate of one fourth of the total number of shares each year, subject to the non-employee director's continuous service on the board, with the exercise price of the award equal to 100% of the fair market value of a share of common stock on the date that he becomes a director. We did not elect any new directors in 2014. The Equity Plan also provides that each non-employee director shall be granted an award to purchase up to 20,000 shares for his or her role as chairperson of the Compensation and Audit Committees. The Equity Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board. The board of directors did not exercise this discretion in 2014. The exercise price per share under each option grant is equal to the fair market value of a share of our common stock on the date of grant on the principal trading market for our common stock at the time of grant, which is the NASDAQ Global Select Market, or the Nasdaq GM. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award. All awards to directors have a term of not longer than six years.

        In 2014, members of our board of directors did not receive any cash compensation for their service as directors. Historically, our basic annual service award to a director has been an option to purchase 20,000 shares of common stock. In 2014, the board of directors once again determined that this was an appropriate grant size. On July 18, 2014, we granted options to purchase 20,000 shares to each of Messrs. Eng, Hsu, Domenik and Lee at an exercise price of $3.10 per share. These options vest in full on the first anniversary of the date of grant. Messrs. Domenik and Lee, as the chairman of the Compensation Committee and the Audit Committees, respectively, each was granted an additional option to purchase 20,000 shares for their service in this capacity.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

        The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws. The Compensation Committee also has the principal responsibility for the administration of our stock plans, including the approval of stock option grants to the named executive officers.

        The compensation received by our named executive officers in fiscal year 2014 is set forth in the Summary Compensation Table, below. For 2014, the named executive officers included Leonard Perham, President and Chief Executive Officer, James Sullivan, Vice President of Finance and Chief Financial

Officer, Thomas Riordan, Chief Operating Officer, and John Monson, Vice President of Marketing and Sales.

Compensation Philosophy

        In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive's contribution to our financial and operational success, the executive's personal performance and increases in stockholder value as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

        We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

  •
  supply high-value and high-quality integrated circuit solutions to our customer base;

  •
  achieve or exceed our annual financial plan and be profitable;

  •
  make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

  •
  increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

        The chief executive officer ("CEO") makes recommendations based on guidelines for equity and non-equity compensation for executives that have been approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO's recommendations. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

        Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

  •
  base salary;

  •
  annual incentive compensation; and

  •
  equity awards.

        In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. For 2014, we had no incentive bonus programs.

        Our widespread use of long-term compensation consisting of stock options and restricted stock units ("RSUs") focuses recipients on the achievement of our longer-term goals. For example, the RSUs granted to our executives in 2014 vest in increments over four years and will fully vest in 2018, and the stock options and RSUs granted to our non-executive employees vest in increments over three to four years from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules helps to align our employees' interests even more closely with those of our long-term investors.

  Base Salary

        Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. Therefore, we target executive base salary at the median level of the compensation guidelines that have been approved by the Compensation Committee. In addition, the Compensation Committee takes into account the executive's scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive's base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2014. In 2014, there were no changes to the base salaries paid to our named executive officers.

  Annual Incentive Compensation

        The Compensation Committee did not adopt an executive bonus plan for 2014 because the Compensation Committee believed that such a plan should be based on pre-tax profit and none was projected. When we achieve profitability on a pre-tax basis, the Compensation Committee intends to implement a broader bonus plan for our executives. During 2014, Mr. Monson was eligible for payments totaling $60,000 under a sales incentive plan because of his responsibility for managing our sales efforts. Under this incentive plan, Mr. Monson was paid $45,000.

  Equity Awards

        Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Our Equity Plan enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the Equity Plan to the named executive officers. Typically, when we hire an executive, the options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and with respect to 1/48th of the shares monthly thereafter. The options granted to executives in connection with annual performance reviews typically vest over a four-year period at the rate of 1/48th of the shares monthly, and RSUs granted typically vest annually over a period of from three-to-five years, as the Compensation Committee may decide. As matters of policy and practice we grant stock options with an exercise price equal to fair market value, although the Equity Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq GM on the grant date.

        We grant equity awards to achieve retention and motivation:

  •
  upon the hiring of key executives and other personnel;

  •
  annually, when we review progress against corporate and personal goals; and

  •
  when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

        With the Compensation Committee's approval, we grant options to purchase shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The

Compensation Committee has determined the size of the initial option grants to newly hired executives with reference to existing guidelines and hiring negotiations with the individual, in addition to other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

        Historically, no employee has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first quarter of each fiscal year. Our CEO conducts the performance review of all other executives, and makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO's annual performance and determines whether he should receive additional equity awards. Aside from stock award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

        In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive's current position with and responsibilities to us. In March 2014, in connection with Mr. Sullivan's and Mr. Monson's annual performance reviews, upon the recommendation of Mr. Perham, the Compensation Committee approved grants of RSUs of 30,000 and 20,000 shares to Mr. Sullivan and Mr. Monson, respectively.

        While only the board of directors or the Compensation Committee may approve options or other equity-based compensation to our executives, the board of directors has authorized the CEO to approve option grants to employees at the senior director level and below for the purchase of not more than 100,000 shares by any employee during any calendar year. All such grants must be consistent with equity incentive guidelines approved by the Compensation Committee. The exercise price for such grants must be equal to the closing price of a share of the common stock on the Nasdaq GM on the date of grant.

        Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees' performance and determine whether to award grants for all employees.

Accounting and Tax Considerations

        Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to publicly-held companies for compensation paid to "covered" executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay

        In 2014, we gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our annual stockholder meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with 51% of the shares present or represented by proxy and entitled to vote on such matter voting in favor of the proposal.

        In light of the results of the advisory vote, the Compensation Committee has continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2014 executive compensation. The Compensation Committee will consider the results of the current advisory vote in its compensation policies and decisions.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2014. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2014.

The Compensation Committee of the Board of Directors:
Stephen L. Domenik (Chairman) Chi-Ping Hsu

 SUMMARY COMPENSATION TABLE

        The following table sets forth compensation information for fiscal years 2014, 2013 and 2012 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Leonard Perham	2014	150,000	—	—	—	150,000
Chief Executive Officer & President	2013	150,000	236,700	—	—	386,700
	2012	147,443	—	—	—	147,443
James Sullivan	2014	209,625	—	138,600	—	348,225
Chief Financial Officer &	2013	209,625	85,804	44,600	—	340,029
Vice President of Finance	2012	209,625	—	—	—	209,625
Thomas Riordan	2014	160,000	—	—	—	160,000
Chief Operating Officer &	2013	160,000	—	—	—	160,000
Executive Vice President	2012	160,000	—	—	—	160,000
John Monson(2)	2014	215,000	—	92,400	37,500	344,900
Vice President of Marketing & Sales	2013	215,000	118,113	—	37,500	370,613
	2012	185,437	344,645	—	—	530,082

(1)
Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the audited consolidated financial statements included in our 2014 Annual Report on Form 10-K filed with the SEC on March 13, 2015. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

(2)
Mr. Monson became our vice president of marketing in February 2012. In early 2014, he assumed, on a permanent basis, additional responsibilities for our sales and business development activities and became our vice president of marketing and sales. Mr. Monson earned the amounts listed for him in the non-equity incentive plan compensation column for performance pursuant to a sales incentive plan.

 GRANTS OF PLAN-BASED AWARDS

        The following table provides information on plan-based awards granted in 2014 to each of the named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
James Sullivan	2/18/14	30,000	—	—	138,600
John Monson	2/18/14	20,000	—	—	92,400

(1)
Represents restricted stock units granted pursuant to the Equity Plan.

(2)
Amount shown reflects the aggregate grant date fair value for financial statement reporting purposes, as determined pursuant to FASB ASC Topic 718, which utilizes certain assumptions as outlined in the notes to the audited consolidated financial statements included in our 2014 Annual Report on Form 10-K filed with the SEC on March 13, 2015.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
Leonard Perham	200,000	(2)	—	—	3.54	11/1/17	—		—
	62,000	(3)	38,000	—	4.46	6/6/23	—		—
James Sullivan	190,000	(4)	—	—	3.73	1/18/18	—		—
	101,500	(5)	—	—	4.70	6/28/16	—		—
	42,708	(6)	7,292	—	3.54	11/1/17	—		—
	16,250	(7)	20,000	—	4.46	6/6/23	—		—
	—		—	—	—	—	6,666	(8)	12,465	(10)
	—		—	—	—	—	24,000	(9)	44,880	(10)
Thomas Riordan	40,000	(11)	—	—	4.70	6/28/16	—		—
	358,333	(12)	41,667	—	6.06	5/10/17	—		—
	300,000	(13)	100,000	—	2.99	12/21/17	—		—
John Monson	123,958	(14)	51,042	—	3.92	2/23/18	—		—
	14,600	(15)	35,300	—	4.46	6/6/23	—		—
	—		—	—	—	—	16,000	(9)	29,920	(10)

(1)
The standard option term is generally six to ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant of ours.

(2)
The stock option was granted on November 1, 2011, and the shares subject to this option vested monthly over 24 months.

(3)
The stock option was granted on June 6, 2013, and the shares subject to this option vest monthly such that 17,000, 45,000, 25,000, 9,752 and 3,248 shares vest during each fiscal year ending December 31, 2013, 2014, 2015, 2016, and 2017, respectively, subject to continued employment (or service as a director or consultant).

(4)
The stock option was granted on January 18, 2008 pursuant to the terms of an employment offer letter agreement between us and Mr. Sullivan dated as of December 21, 2007. The shares subject to this option vested over 48 months.

(5)
The stock option was granted on June 28, 2010, and the shares subject to this option vested monthly over 48 months subject to continued employment (or service as a director or consultant).

(6)
The stock option was granted on November 1, 2011, and the shares subject to this option vest monthly over 48 months subject to continued employment (or service as a director or consultant).

(7)
The stock option was granted on June 6, 2013, and the shares subject to this option vest monthly such that 6,250, 10,000, 10,000, 7,500 and 2,500 shares vest during each fiscal year ending December 31, 2013, 2014, 2015, 2016, and 2017, respectively, subject to continued employment (or service as a director or consultant).

(8)
The shares subject to each restricted stock unit grant vest annually over a three-year period commencing on April 1, 2014.

(9)
The shares subject to each restricted stock unit grant vest annually over a four-year period commencing on February 18, 2014.

(10)
The amount is calculated using the Company's closing price of $1.87 per share of common stock on December 31, 2014.

(11)
The stock option was granted on June 28, 2010, as compensation for consulting services. The shares subject to this option vested monthly over 48 months subject to continued service as an employee, director or consultant. Subsequently, in May 2011, Mr. Riordan became an employee and the terms of the option were unchanged.

(12)
The stock option was granted on May 10, 2011 pursuant to the terms of an employment offer letter agreement between us and Mr. Riordan dated as of May 9, 2011. The shares subject to this option vest over 48 months, with 25% vesting at the end of the first year of employment and the remaining shares monthly thereafter subject to continued employment (or service as a director or consultant).

(13)
The stock option was granted on December 21, 2011, and the shares subject to this option vest over 48 months, with 25% vesting on the anniversary of the grant date and the remaining shares monthly thereafter subject to continued employment (or service as a director or consultant).

(14)
The stock option was granted on February 23, 2012 pursuant to the terms of an employment offer letter agreement between us and Mr. Monson dated as of February 16, 2012. The shares subject to this option vest over 48 months, with 25% vesting at the end of the first year of employment and the remaining shares monthly thereafter subject to continued employment (or service as a director or consultant).

(15)
The stock option was granted on June 6, 2013, and the shares subject to this option vest monthly such that 7,300, 7,300, 7,300, 21,000 and 7,000 shares vest during each fiscal year ending December 31, 2013, 2014, 2015, 2016, and 2017, respectively, subject to continued employment (or service as a director or consultant).

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth the number of shares acquired and aggregate dollar amount realized pursuant to the exercise of options and vesting of stock awards by our named executive officers during 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise($)(2)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(3)
James Sullivan	7,216	6,341	9,334	46,563
John Monson	2,472	3,278	4,000	20,640

(1)
These shares were acquired through participation in the Company's 2010 Employee Stock Purchase Plan (the "ESPP").

(2)
The aggregate dollar value realized upon the exercise of an option represents the difference between the value of the underlying shares on the date of exercise as measured by the closing price of a share of common stock on the Nasdaq GM on that date and the exercise price of the option, multiplied by the total number of shares acquired.

(3)
The aggregate dollar value realized upon vesting represents the closing price of a share of common stock on the Nasdaq GM at the date of vesting, multiplied by the total number of shares vested.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

        We have entered into agreements with each of Messrs. Perham, Sullivan and Riordan that provide for benefits in the event of a "Change-in-Control," which is generally defined as:

  •
  an acquisition of 45% or more of our common stock or voting securities by any "person" as defined under the Exchange Act; or

  •
  consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a "Business Combination") other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

        Except as set forth below, in the event such benefits were triggered by a termination of the named executive officer's employment without cause (as described in the related agreements) within 24 months of a Change-in-Control, as of December 31, 2014 each of our named executive officers would be entitled to:

  •
  any base salary earned but not yet paid through the date of termination;

  •
  any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

  •
  any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

  •
  any other compensation or benefits, including without limitation any benefits under long-term incentive compensation plans, any benefits under equity grants and awards and employee benefits under plans that have vested through the date of termination or to which he may then be entitled in accordance with the applicable terms of each grant, award or plan;

  •
  reimbursement of any business expenses incurred by him through the date of termination but not yet paid; and

  •
  acceleration of vesting of stock options as follows:

  •
  Mr. Perham would be entitled to the immediate and unconditional vesting of the unvested portion of the option granted to him on June 6, 2013; and

  •
  Messrs. Sullivan and Riordan would be entitled to the immediate and unconditional vesting of one year of the remaining then unvested shares subject to stock awards previously granted to them.

        If a Change-in-Control occurred on December 31, 2014, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control, under the agreements we entered into with the named executive officers, the following payments would have been required:

Name	Unused Vacation($)	Stock Option Vesting($)(1)	Stock Awards Vesting($)(2)	Total($)
Leonard Perham	2,423	—	—	2,423
James Sullivan	6,003	—	17,453	23,456
Thomas Riordan	11,513	—	—	11,513
John Monson	14,475	—	—	14,475

(1)
The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq GM of $1.87 on December 31, 2014 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(2)
The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of the common stock on the Nasdaq GM of $1.87 on December 31, 2014.

        If a Change-in-Control occurred on December 31, 2014, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control, under the agreements entered into by us and the current executive officers, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2014:

Name	Number of Accelerated Option and Award Shares
Leonard Perham	38,000
James Sullivan	37,917
Thomas Riordan	179,584

Employment Agreements

        In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

        We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2014 regarding equity compensation plans approved by our security holders and equity compensation plans that have not been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a))(1)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	6,388,027	(2)	$3.87	2,526,373
Equity compensation plans not approved by security holders	2,233,264	(3)	$3.68	—

(1)
Consists of 1,760,330 shares of common stock available for future issuance under the Equity Plan and 766,043 shares of common stock available for future issuance under the ESPP. The Equity Plan provides for an annual increase of 500,000 shares on January 1 of each year.

(2)
Consists of 394,206 shares granted as restricted stock units and options to purchase 5,993,821 shares.

(3)
This amount reflects stock options granted in accordance with Marketplace Rule 5635(c)(4) of the NASDAQ listing rules to new employees as inducements material to their entering into employment with us. Such options have terms ranging from six to ten years. In general, unvested portions of these options are vesting at the rate of 25% of the shares subject to the option after the first anniversary of the grant date, and as to 1/48th of the total number of shares each month thereafter, subject to continued employment (or service as a director or consultant). The exercise price of all of these options was equal to the closing price of a share of common stock on the Nasdaq GM on the grant date.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of March 31, 2015 concerning the ownership of our common stock by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

  •
  each of our directors;

  •
  each of the named executive officers; and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of March 31, 2015 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 64,639,354 shares of common stock outstanding as of March 31, 2015.

        Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 3301 Olcott Street, Santa Clara, California 95054.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)	Number of Shares Issuable on Exercise of Outstanding Options(2)	Percent of Class
Ingalls & Snyder LLC	8,794,050	—	13.6
1325 Avenue of the Americas
New York, NY 10019(3)
Directors and Officers:
Leonard Perham	1,753,640	314,086	3.2
Tommy Eng	—	100,000	*
Chi-Ping Hsu	—	100,000	*
Stephen L. Domenik	—	120,000	*
Victor K. Lee	—	140,000	*
James Sullivan	38,111	364,836	*
Thomas Riordan	97,750	790,000	1.4
John Monson	18,538	164,828	*
All current directors and executive officers as a group (8 persons)	1,908,039	2,093,750	5.8

*
Represents holdings of less than one percent.

(1)
Excludes shares subject to outstanding options, warrants or other rights to acquire common stock that are exercisable within 60 days of March 31, 2015.

(2)
Represents the number of shares subject to outstanding options, warrants or other rights to acquire common stock that are exercisable within 60 days of March 31, 2015.

(3)
In a Schedule 13G/A filed with the SEC on March 5, 2015, Ingalls & Snyder LLC ("Ingalls") reported that it had shared dispositive power over all 8,794,050 shares, but no voting authority with respect to any such shares. According to the Schedule 13G/A, these shares include securities owned by clients of Ingalls, a registered broker dealer and a registered investment advisor, in accounts managed under investment advisory contracts.

TRANSACTIONS WITH RELATED PERSONS

        Our Audit Committee Charter requires that the members of our Audit Committee, all of whom are independent directors, review and approve all business transactions between us and a director, officer, affiliate or other related party, as determined by the Audit Committee, including all related party transactions as defined in Item 404 of Regulation S-K promulgated by the SEC.

 AUDIT COMMITTEE REPORT

        The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee's responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 1, 2006 and February 8, 2008, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

        The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.mosys.com.

        During the fiscal year ended December 31, 2014, Messrs. Lee, Eng and Domenik served on the Audit Committee for the entire year and are considered independent as determined in accordance with Rule 5605(a)(2) of the NASDAQ listing rules and Rule 10A-3 of the Exchange Act.

        The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2014 with management and Burr Pilger Mayer, Inc., or BPM, our independent registered public accounting firm. The Audit Committee has discussed with BPM matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, "Communications with Audit Committees," as currently in effect. BPM has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee regarding independence, and the Audit Committee has discussed BPM's independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit-related services by BPM is compatible with maintaining the auditors' independence.

        Based on the discussions with management and BPM concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2014 be included in its Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:
Victor K. Lee (Chairman) Stephen L. Domenik Tommy Eng

 PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        At the Annual Meeting, five directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

NOMINEES

        Set forth below is information regarding the five nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Leonard Perham	Chief Executive Officer, President and Director	2007
Tommy Eng	Director	2004
Chi-Ping Hsu	Director	2004
Stephen L. Domenik	Director	2012
Victor K. Lee	Director	2012

        Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

        The Board of Directors Recommends a Vote "FOR" the Election of All of the Above Nominees.

 PROPOSAL NO. 2:
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2015

        We are asking stockholders to ratify and approve the appointment of Burr Pilger Mayer, Inc., or BPM, as our independent registered public accounting firm for the year ending December 31, 2015. BPM has been our independent registered public accounting firm since 2007.

        The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. The Audit Committee has delegated its authority to the Chairman of the Audit Committee to pre-approve requests for audit and non-audit services. Among other things, the Audit Committee or the chairman of the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. The following table shows the fees billed (in thousands of dollars) to us by BPM for the audit and other services provided for fiscal 2014 and 2013.

	2014	2013
Audit Fees(1)	$313	$305
Audit-Related Fees(2)	3	42

Total(3)	$316	$347

(1)
Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, including the audit of our internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)
Audit-related fees consisted of fees related to the issuance of SEC registration statements and sale of common stock.

(3)
BPM did not provide any non-audit or other services other than those reported under "Audit Fees" and "Audit Related Fees."

        For fiscal 2014 and 2013, 100% of the audit and audit-related services provided to us by BPM were pre-approved by the Audit Committee in accordance with the guidelines described above.

        In the event the stockholders fail to ratify and approve the Audit Committee's appointment of BPM, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders' best interests.

        Representatives of BPM are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the proposal to ratify the Audit Committee's appointment of Burr Pilger Mayer, Inc. to serve as our independent registered public accounting firm for the year ending December 31, 2015.

 PROPOSAL NO. 3:
APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 EMPLOYEE STOCK PURCHASE
PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR
ISSUANCE UNDER THE PLAN BY 2,000,000 SHARES

        At the Annual meeting, we will request that our stockholders approve an amendment and restatement of the 2010 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares reserved for issuance by 2,000,000 shares of common stock. In May 2010, our board of directors adopted, and, in June 2010, our stockholders subsequently approved, the ESPP, which included an initial reserve of 2,000,000 shares. As of the record date, under the ESPP, we had 427,339 remaining shares available for future issuance.

        Our management and the board of directors do not believe that this number of shares is adequate for the expected future employee participation in the ESPP. When the price of our common stock is lower, the total number of shares purchased under the ESPP increases commensurately. In 2014, total purchases under the ESPP were 294,000 shares. Going forward, we would like to ensure that there are enough shares in the ESPP to continuing providing this important fringe benefit to our employees.

        All of our employees who meet the eligibility requirements discussed below are eligible to participate in the ESPP. Our board of directors believes that an employee stock purchase plan is a benefit that we should continue to offer to our employees as a means to encourage and facilitate employee ownership of our common stock. Furthermore, our board of directors believes it is important to offer the ESPP to assist in the retention and hiring of talented employees and to provide our employees with an incentive to contribute to our future success.

Summary of the 2010 Employee Stock Purchase Plan

        The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself.

Purpose of the Purchase Plan

        The ESPP provides an incentive to, and encourages stock ownership by, all of our eligible employees, including those working at our participating subsidiaries, so that they may share in our growth by acquiring or increasing their share ownership in MoSys. The ESPP is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the ESPP, eligible executive officers and employees who wish to do so may purchase shares of our common stock through payroll deductions, but are subject to the same terms and limitations as all other eligible employees.

Description of the Purchase Plan

        Shares Subject to the Plan.    The shares issued or to be issued under the ESPP are authorized but unissued shares of the Company's common stock. The ESPP currently authorizes the issuance of up to 2,000,000 shares of common stock over its 10 year term.

        Administration.    The ESPP is administered by the Compensation Committee, although the board of directors also has the authority to administer the ESPP directly. The Compensation Committee has the discretion, subject to the provisions of the ESPP, to make or to select the manner of making all determinations with respect to options granted under the ESPP. Further, the Compensation Committee has complete authority to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the ESPP.

        Terms of Participation.    The ESPP is implemented through a series of purchase periods called "plan periods." There are two consecutive six-month plan periods during each year that the ESPP is active (which periods do not have to coincide with the calendar year). An eligible employee is granted an option (as described below) at the beginning of the plan period. The employee can accumulate money to pay the exercise price for the option by electing to have payroll deductions taken from each payroll during a plan period of an amount between 1% and 15% of his or her compensation. At the end of each plan period, unless the participating employee has withdrawn from the ESPP, the option is exercised by applying the employee's accumulated payroll deductions to the purchase of common stock. The exercise price paid by the employee will be 85% of the fair market value of the common stock at the beginning of the plan period, or at the end of the plan period, whichever is lower.

        Eligibility.    Employees are eligible to participate in the ESPP, if we or one of our participating subsidiaries employs them for at least 20 hours per week and at least five months per year. Currently, 114 employees are eligible to participate in the ESPP. However, no employee will be granted an option under the ESPP if, immediately after the grant, the employee would own stock, including any shares that the employee may purchase upon exercise of outstanding options, equaling 5% or more of the total voting power or value of all classes of our stock. In addition, no employee may be granted an option, if the option would permit the employee to purchase stock under all of our employee stock purchase plans in an amount that exceeds $25,000 of the fair market value of such stock (determined based on the date the option was granted) for each calendar year in which the option is outstanding.

        Corporate Transactions.    In the event of our dissolution or liquidation, the plan period then in progress will terminate. In the event of another significant corporate transaction such as a merger or consolidation of us with and into another person or entity or the sale of transfer of all or substantially all of our assets, each right to purchase stock under the ESPP will be assumed, or an equivalent right will be substituted by, the successor corporation. In the event that the successor corporation refuses to assume each purchase right or to substitute an equivalent right, any ongoing offering period will be shortened, as necessary, so that the offering period terminates on or prior to the consummation of the transaction. The Compensation Committee will notify each participating employee of the new plan period termination date at least 10 days prior to that date, and participating employees will have the right to withdraw their contributions from the ESPP by providing notice to us before the consummation of the transaction.

        Amendment and Termination.    The board of directors has the power to amend or terminate the ESPP and to change or terminate plan periods as long as any action does not adversely affect any outstanding rights to purchase stock; provided, however, that the board of directors may amend or terminate the ESPP or a plan period even if it would adversely affect outstanding options in order to avoid our incurring adverse accounting charges or if the board of directors determines that termination of the ESPP and/or plan period is in our best interest and the best interest of our stockholders. The ESPP will continue in effect until the date that is 10 years from its effective date, July 1, 2010, unless earlier terminated by the board of directors.

        New Plan Benefits.    The dollar value of benefits that will be received by any employee or group of employees in the ESPP is not determinable due to the voluntary nature of the ESPP and the variables involved in the calculation of any such benefits (including our stock price).

        Summary of Tax Consequences.    The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the ESPP. This summary is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the ESPP. Employees participating in the ESPP should consult their own tax advisors as to the tax consequences of participation.

        An employee will not have to report taxable income either upon receipt of an option under the ESPP or upon exercise of the option. An employee may have to report income upon the sale of shares acquired by exercising the option, and the employee will be taxed on such income in the same way as any other compensation for services. The amount of taxable income that an employee must report depends upon the employee's specific circumstances. If an employee sells his or her shares within two years after the date he or she received the option, or within one year after he or she exercised the option, the employee will have to report as compensation income the difference between the value of the shares at the date of exercise and the amount the employee paid for the shares. If an employee sells his or her shares more than two years after the date he or she received the option, and more than one year after he or she exercised the option, the employee will have to report as compensation income the lesser of: (i) the value of the shares at the sale date minus the option exercise price or (ii) the value of the shares at the grant date minus the option exercise price. In addition, an employee may also have a capital gain or loss upon sale of the shares. The amount of gain or loss will be measured by the difference between the amount received from the sale of the shares and the employee's basis in the shares. An employee's basis in the shares is the exercise price paid for the shares plus the amount of compensation income reported in connection with the sale of the shares. For purposes of the foregoing summary, we assumed that no option under the ESPP will be considered "deferred compensation" as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any option was considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). If an option includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of an option under the ESPP will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

        Although the foregoing summarizes the essential features of the ESPP, it is qualified in its entirety by reference to the ESPP itself. We rely on the ESPP, and our employees' ability to purchase stock of the Company thereunder, as an essential part of the benefits package necessary to attract and retain qualified and experienced employees.

Vote Required

        The proposal to approve the amendment and restatement of the ESPP will require approval by a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

        The Board of Directors Recommends a Vote "FOR" approval of the amendment and restatement of the 2010 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance under the plan by 2,000,000 shares.

 STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        Deadline for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8. To be considered for inclusion in our proxy statement relating to the 2016 Annual Meeting of Stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received no later than December 30, 2015. Such proposals should be delivered to MoSys, Inc., Attn: Secretary, 3301 Olcott Street, Santa Clara, California 95054.

        Requirements for Stockholder Nominations and Stockholder Proposals Outside of Rule 14a-8 to be Brought Before the Annual Meeting. Our bylaws provide that for any stockholder nominations to the board of directors or any stockholder proposals (other than stockholder proposals made in accordance with Rule 14a-8) to be considered at an annual meeting of stockholders, including nominations for director, the stockholder must have given timely notice thereof in writing to our Secretary not less than 90 nor more than 120 calendar days in advance of the anniversary of the previous year's annual meeting of stockholders. To be timely for the 2016 Annual Meeting of Stockholders, a stockholder's notice containing the information specified in our bylaws must therefore be delivered or mailed to and received by our secretary at our principal executive offices between January 27 and February 26, 2016. However, in the event that the annual meeting is called for a date that is not within 30 calendar days of the anniversary of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth calendar day following the date on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above. A stockholder's notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to MoSys, Inc., Attn: Secretary, 3301 Olcott Street, Santa Clara, California 95054.

        In addition, the proxy solicited by the board of directors for the 2016 Annual Meeting of Stockholders will confer discretionary authority to vote on (1) any proposal presented by a stockholder at that meeting for which we have not been provided with notice on or prior to February 26, 2016 and (2) any proposal made in accordance with the bylaw provisions, if the 2016 proxy statement briefly describes the matter and how management's proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

        Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

        Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ LEONARD PERHAM Leonard Perham Chief Executive Officer and President

Santa Clara, California
April 22, 2015

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3 and 4. 1. Election of directors: 01 Tommy Eng 04 Victor K. Lee ¦ Vote FOR all nominees ¦ Vote WITHHELD 02 Chi-Ping Hsu 05 Leonard Perham (except as marked) from all nominees 03 Stephen L. Domenik (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. The ratification of the appointment of Burr Pilger Mayer, Inc. as independent registered public accounting firm for the fiscal year ending December 31, 2015. ¦ For ¦ Against ¦ Abstain 3. Approval of the amendment of the 2010 Employee Stock Purchase Plan to increase the available share reserve by 2,000,000 shares. ¦ For ¦ Against ¦ Abstain 4. To act upon all other business that may properly come before the Annual Meeting of Stockholders. ¦ For ¦ Against ¦ Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE, AND FOR PROPOSALS TWO, THREE AND FOUR. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS AND VOTE ON ANY OTHER MATTERS REFERRED TO IN SEC RULE 14a-4 THAT MAY PROPERLY COME BEFORE THE MEETING. Address Change? Mark box, sign, and indicate changes below: ¦ Date _____________________________________ Signature(s) in Box Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET – www.proxypush.com/mosy Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 25, 2015. PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 25, 2015. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

MoSys, Inc. 3301 Olcott Street Santa Clara, CA 95054 proxy This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc. The undersigned, revoking any proxy previously given, hereby appoints Mr. Leonard Perham and Mr. James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2015 Annual Meeting of Stockholders of MoSys, Inc. on May 26, 2015, and any adjournment of the Annual Meeting. You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1, and “FOR” Proposal 2, Proposal 3 and Proposal 4. The proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it. PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE; OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE, AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. See reverse for voting instructions. MoSys, Inc. 2015 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 26, 2015 9:30 A.M. Corporate Headquarters 3301 Olcott Street Santa Clara, CA 95054

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MOSYS, INC. NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SOLICITATION AND VOTING PROCEDURES
REVOCABILITY OF PROXIES
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 26, 2015
BOARD OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
NOMINEES
PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015
PROPOSAL NO. 3: APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2010 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE PLAN BY 2,000,000 SHARES
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
OTHER MATTERS